AGREEMENT

                                     and


                            PLAN OF REORGANIZATION

                                     for


                           BAIRD QUALITY BOND FUND


                                a Portfolio of

                            THE BAIRD FUNDS, INC.

                              TABLE OF CONTENTS


ARTICLE I DEFINITIONS ........................................  2
     Section 1.1.Definitions..................................  2

ARTICLE IITRANSFER OF ASSETS .................................  5
     Section 2.1.Reorganization of Baird Quality Bond.........  5
     Section 2.2.Computation of Net Asset Value...............  5
     Section 2.3.Excluded Assets..............................  6
     Section 2.4.Valuation Date...............................  6
     Section 2.5.Delivery.....................................  6
     Section 2.6.Dissolution..................................  7
     Section 2.7.Issuance of AFG Shares.......................  7
     Section 2.8.Investment Securities........................  8
     Section 2.9 Liabilities and Expenses.....................  8

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF TBFI ..........  8
     Section 3.1.Incorporation: Qualification and
                 Corporate Authority .......................... 9
     Section 3.2.Registration and Regulation of TBFI..........  9
     Section 3.3.Financial Statements.........................  9
     Section 3.4.No Material Adverse Changes;
                 Contingent Liabilities ......................  9
     Section 3.5.BQB Shares; Liabilities; Business Operations. 10
     Section 3.6.Accountants.................................. 11
     Section 3.7.Binding Obligation........................... 11
     Section 3.8.No Breaches or Defaults ..................... 11
     Section 3.9.Authorizations or Consents................... 12
     Section 3.10.Permits..................................... 12
     Section 3.11.No Actions, Suits or Proceedings............ 12
     Section 3.12.Contracts................................... 13
     Section 3.13.Properties and Assets....................... 13
     Section 3.14.Ineligible Persons.......................... 13
     Section 3.15.Rule 17e-1.................................. 13
     Section 3.16.Taxes....................................... 14
     Section 3.17.Benefit and Employment Obligations.......... 15
     Section 3.18.Brokers..................................... 15
     Section 3.19.Voting Requirements......................... 15
     Section 3.20.State Takeover Statutes..................... 15
     Section 3.21.Books and Records........................... 15
     Section 3.22.Prospectus.................................. 15


ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF AFG ............ 16
     Section 4.1.Organization; Authority...................... 16
     Section 4.2.Binding Obligation........................... 16
     Section 4.3.Financial Statements......................... 16
     Section 4.4.No Material Adverse Changes;
                 Contingent Liabilities ...................... 16
     Section 4.5.No Breaches or Defaults ..................... 17
     Section 4.6.Accountants.................................. 17
     Section 4.7.Authorizations or Consents................... 17
     Section 4.8.Permits...................................... 17
     Section 4.9.No Actions, Suits or Proceedings............. 18
     Section 4.10.Ineligible Persons.......................... 18
     Section 4.11.Taxes....................................... 18
     Section 4.12.Brokers..................................... 19
     Section 4.13.Registration and Regulation of Company...... 19
     Section 4.14.Registration of Portfolio Shares............ 20
     Section 4.15.Representations Concerning
                  the Reorganization ......................... 21
     Section 4.16.Prospectus.................................. 21

ARTICLE V COVENANTS .......................................... 21
     Section 5.1.Conduct of Business.......................... 21
     Section 5.2.Confidentiality and Announcements............ 23
     Section 5.3.Expenses..................................... 25
     Section 5.4.Further Assurances........................... 25
     Section 5.5.Notice of Events............................. 25
     Section 5.6.Access to Information........................ 25
     Section 5.7.Consents, Approvals and Filings.............. 26
     Section 5.8.Submission of Agreement to Shareholders...... 26
     Section 5.9.Acquisition Proposals........................ 26
     Section 5.10.Fiduciary Duties............................ 27
     Section 5.11.Section 15(f) of the 1940 Act............... 28
     Section 5.12.Sales Charges............................... 28

ARTICLE VI  CONDITIONS PRECEDENT TO THE REORGANIZATION ....... 28
     Section 6.1.Conditions Precedent of AFG.................. 28
     Section 6.2.Mutual Conditions............................ 29
     Section 6.3.Conditions Precedent of TBFI................. 32

ARTICLE VII  TERMINATION OF AGREEMENT......................... 32
     Section 7.1.Termination.................................. 32
     Section 7.2.Survival After Termination................... 33


ARTICLE VIII    MISCELLANEOUS ................................ 34
     Section 8.1.Nonsurvival of Representations and Warranties 34
     Section 8.2.Law Governing................................ 34
     Section 8.3.Binding Effect, Persons Benefiting,
                 No Assignment ............................... 34
     Section 8.4.Obligations of AFG and TBFI.................. 34
     Section 8.5.Amendments................................... 35
     Section 8.6.Enforcement.................................. 35
     Section 8.7.Interpretation............................... 35
     Section 8.8.Counterparts................................. 35
     Section 8.9.Entire Agreement; Schedules.................. 35
     Section 8.10.Notices..................................... 35


     Schedule 3.12(a)      - Contracts
     Schedule 6.1(d)       - Opinion of Counsel to Baird Quality Bond
     Schedule 6.2(f)       - Tax Opinions
     Schedule 6.3(d)       - Opinion of Counsel to AFG

                     AGREEMENT AND PLAN OF REORGANIZATION


            AGREEMENT AND PLAN OF REORGANIZATION, dated as of December 20, 1995 (this "Agreement"), by and between The Baird Funds, Inc., a Wisconsin corporation ("TBFI"), acting on behalf of Baird Quality Bond Fund ("Baird Quality Bond"), and AIM Funds Group, a Delaware business trust ("AFG"), acting on behalf of AIM Income Fund (the "Portfolio").

                                  WITNESSETH

            WHEREAS, TBFI is an investment company registered with the Securities and Exchange Commission (the "SEC") under the Investment Company Act (as defined below) that offers separate classes of its shares representing interests in two investment portfolios, including Baird Quality Bond, for sale to the public; and

            WHEREAS, AFG is an investment company registered with the SEC under the Investment Company Act that offers separate classes of its shares representing interests in several investment portfolios, including the Portfolio, for sale to the public; and

            WHEREAS, Baird Quality Bond owns securities in which the Portfolio is permitted to invest; and

            WHEREAS, Baird Quality Bond desires to provide for its reorganization through the transfer of substantially all of its assets to the Portfolio in exchange for shares of the Portfolio issued in the manner set forth in this Agreement; and

            WHEREAS, this Agreement is intended to be and is adopted as a Plan of Reorganization and Liquidation within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

            NOW, THEREFORE, in consideration of the foregoing premises and the agreements and undertakings contained in this Agreement, AFG and TBFI agree as follows:

                                  ARTICLE I
                                 DEFINITIONS

          Section 1.1.   Definitions.  (a) For all purposes in this Agreement,
                         -----------
the following terms shall have the respective meanings set forth in this Section
                                                                         -------
1.1 (such definitions to be equally applicable to both the singular and plural
---
forms of the terms herein defined):

          "Acquisition Proposal" means, except for the transactions contemplated hereby, any proposal with respect to a merger, reorganization, consolidation, share exchange or similar transaction involving Baird Quality Bond, or any purchase of all or any significant portion of the assets of Baird Quality Bond, or any equity interest in Baird Quality Bond.

          "Advisers Act" means the Investment Advisers Act of 1940, as amended, and all rules and regulations of the SEC adopted pursuant thereto.

          "AFG Registration Statement" means the registration statement on Form N-1A of AFG, as amended, Registration No. 2-27334, that is applicable to the Portfolio.

          "Affiliated Person" means an affiliated person as defined in Section 2(a)(3) of the Investment Company Act.

          "AFG" means AIM Funds Group, a Delaware business trust.

          "Agreement" means this Agreement and Plan of Reorganization, together with all schedules and exhibits attached hereto and all amendments hereto and thereof.
          "Baird Quality Bond" means Baird Quality Bond Fund, a portfolio of
TBFI.

          "Benefit Plan" means any material "employee benefit plan" (as defined in Section 3(3) of ERISA) and any material bonus, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, vacation, retirement, profit sharing, welfare plans or other plan, arrangement or understanding maintained or contributed to by TBFI on behalf of Baird Quality Bond, or otherwise providing benefits to any current or former employee, officer or director of TBFI.

          "BQB Financial Statements" shall have the meaning set forth in Section
                                                                         -------
3.3 of this Agreement.
---

          "BQB Shareholders" means the holders of record as of the Closing Date of the issued and outstanding shares of the capital stock of Baird Quality Bond.

          "BQB Shareholders Meeting" means a meeting of the shareholders of Baird Quality Bond convened in accordance with applicable law and the articles of incorporation of TBFI to consider and vote upon the approval of this Agreement and the transactions contemplated by this Agreement.

          "BQB Shares" means the issued and outstanding shares of the capital stock of Baird Quality Bond.

          "Closing" means the transfer of the assets of Baird Quality Bond against the delivery of Portfolio Shares directly to the shareholders of Baird Quality Bond as described in Section 2.1 of this Agreement.
                             -----------

          "Closing Date" means March 29, 1996, or such other date as the parties may mutually determine.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Confidential Information" shall have the meaning set forth in Section
                                                                         -------
5.2(a) of this Agreement.
------

          "Custodian" means State Street Bank and Trust Company acting in its capacity as custodian for the assets of the Portfolio.

          "Effective Time" shall mean 2:00 p.m. Central Time on the Closing
Date.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and all rules and regulations adopted by the SEC pursuant thereto.

          "Excluded Assets" shall have the meaning set forth in Section 2.3 of
                                                                -----------
this Agreement.

          "Governmental Authority" means any foreign, United States or state government, government agency, department, board, commission (including the SEC) or instrumentality, and any court, tribunal or arbitrator of competent jurisdiction, and any governmental or non-governmental self-regulatory organization, agency or authority (including the National Association of Securities Dealers, Inc., the Commodities and Futures Trading Commission, the National Futures Association, the Investment Management Regulatory Organization Limited and the Office of Fair Trading).

          "Investment Company Act" means the Investment Company Act of 1940, as amended, and all rules and regulations adopted by the SEC pursuant thereto.

          "Lien" means any pledge, lien, security interest, charge, claim or encumbrance of any kind.

          "Material Adverse Effect" means an effect that would cause a change in the condition (financial or otherwise), properties, assets or prospects of an entity having an adverse monetary effect in an amount equal to or greater than $50,000.

          "Person" means an individual or a corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

          "Portfolio" means AIM Income Fund, an investment portfolio of AFG.

          "Portfolio Financial Statements" shall have the meaning set forth in
Section 4.3 of this Agreement.
-----------

          "Portfolio Shares" means Class A Shares of the Portfolio issued by AFG, each representing an interest in the Portfolio.

          "Reorganization" means the acquisition of certain of the assets of Baird Quality Bond by the Portfolio in consideration of the issuance of Portfolio Shares directly to BQB Shareholders as described in this Agreement.

          "Required BQB Shareholder Vote" shall have the meaning set forth in
Section 3.19 of this Agreement.
------------

          "Return" means any return, report or form or any attachment thereto required to be filed with any taxing authority.

          "SEC" means the United States Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended, and all rules and regulations adopted by the SEC pursuant thereto.

          "Tax" means any tax or similar governmental charge, impost or levy (including, without limitation, income taxes (including, without limitation, alternative minimum tax and estimated tax), franchise taxes, transfer taxes or fees, sales taxes, use taxes, gross receipts taxes, value added taxes, employment taxes, excise taxes, ad valorem taxes, property taxes, withholding taxes, payroll taxes, minimum taxes, or windfall profit taxes), together with any related penalties, fines, additions to tax or interest, imposed by the United States or any state, county, local or foreign government or subdivision or agency thereof.

          "TBFI" means The Baird Funds, Inc., a Wisconsin corporation.

          "Valuation Date" shall have the meaning set forth in Section 2.4 of
                                                               -----------
this Agreement.

                                  ARTICLE II
                              TRANSFER OF ASSETS

            Section 2.1.      Reorganization of Baird Quality Bond.  At the
                              ------------------------------------
Effective Time, all of the assets of Baird Quality Bond, except the Excluded Assets, shall be delivered to the Custodian for the account of the Portfolio, in exchange for, and against delivery by AFG directly to the BQB Shareholders at the opening of business on the Closing Date of a number of Portfolio Shares (including, if applicable, fractional shares rounded to the nearest thousandth) having an aggregate net asset value equal to the net value of the assets of Baird Quality Bond so transferred, assigned and delivered, all determined and adjusted as provided in Section 2.2 below. Upon delivery of such assets, the
                        -----------
Portfolio will receive good and marketable title to such assets free and clear of all Liens.

            Section 2.2.      Computation of Net Asset Value.
                              ------------------------------

          (a) The net asset value of the Portfolio Shares and the net value of the assets of Baird Quality Bond subject to this Agreement shall, in each case, be determined as of the close of business on the NYSE on the Valuation Date.

          (b) The net asset value of the Portfolio Shares shall be computed in the manner set forth in accordance with the policies and procedures of the Portfolio as described in the AFG Registration Statement.

          (c) The net value of the assets of Baird Quality Bond subject to this Agreement shall be computed by AFG and shall be subject to adjustment by the amount, if any, agreed to by TBFI and AFG. In determining the value of the securities transferred by Baird Quality Bond to the Portfolio, each security shall be priced in accordance with the policies and procedures of the Portfolio as described in the AFG Registration Statement. For such purposes, market quotes and the security characteristics relating to establishing such quotes shall be determined by AFG, with the approval of TBFI. Securities for which market quotes are not available shall be valued as mutually agreed by AFG and TBFI, provided that such value is consistent with the pricing procedures adopted by AFG. All computations shall be made by AFG in cooperation with the auditors of AFG and the auditors of TBFI, who will apply certain procedures agreed to by AFG and TBFI to test such computations.

            Section 2.3.      Excluded Assets.  There shall be deducted from the
                              ---------------
assets of Baird Quality Bond described in Section 2.1 all organizational
                                          -----------
expenses, any prepaid expenses that would not have value to the Portfolio and cash in an amount estimated by TBFI to be sufficient to pay all the liabilities of Baird Quality Bond, including, without limitation, (i) amounts owed or to be owed to any BQB Shareholder, including declared but unpaid dividends,
(ii) accounts payable, taxes and other accrued and unpaid expenses, if any, incurred in the normal operation of its business up to and including the Closing Date and (iii) the costs and expenses incurred by Baird Quality Bond in making and carrying out the transactions contemplated by this Agreement.

            Section 2.4.      Valuation Date.  The assets of Baird Quality Bond
                              --------------
and the net asset value per share of the Portfolio Shares shall be valued as of the close of business on the NYSE on the business day next preceding the Closing Date (the "Valuation Date"). The stock transfer books of Baird Quality Bond will be permanently closed as of the close of business on the Valuation Date and only requests for the redemption of shares of Baird Quality Bond received in proper form prior to the close of trading on the NYSE on the Valuation Date shall be accepted by Baird Quality Bond. Redemption requests thereafter received by Baird Quality Bond shall be deemed to be redemption requests for Portfolio Shares (assuming that the transactions contemplated by this Agreement have been consummated) to be distributed to BQB Shareholders under this Agreement.

            Section 2.5.      Delivery.
                              --------

          (a) Assets held by Baird Quality Bond shall be delivered by TBFI to the Custodian on the Closing Date. No later than three (3) business days preceding the Closing Date, TBFI shall instruct Baird Quality Bond's custodian to make such delivery to the Custodian. TBFI shall further instruct Baird Quality Bond's custodian that any trade made by Baird Quality Bond during the three day period before the Closing Date shall settle at the Custodian. The assets so delivered shall be duly endorsed in proper form for transfer in such condition as to constitute a good delivery thereof, in accordance with the custom of brokers, and shall be accompanied by all necessary state stock transfer stamps, if any, or a check for the appropriate purchase price thereof.
 Cash held by Baird Quality Bond (other than cash held as part of the Excluded Assets) shall be delivered at the Effective Time and shall be in the form of currency or wire transfer in Federal funds, payable to the order of the account of the Portfolio at the Custodian.

          (b) If, on the Closing Date, TBFI is unable to make delivery in the manner contemplated by Section 2.5(a) of securities held by Baird Quality
                           --------------
Bond for the reason that any of such securities purchased prior to the Closing Date have not yet been delivered to Baird Quality Bond, its broker or brokers, then, AFG shall waive the delivery requirements of Section 2.5(a) with respect
                                                   --------------
to said undelivered securities, if Baird Quality Bond has delivered to the Custodian by or on the Closing Date and with respect to said undelivered securities, executed copies of an agreement of assignment and escrow agreement and due bills executed on behalf of said broker or brokers, together with such other documents as may be required by AFG or the Custodian, including brokers' confirmation slips.

            Section 2.6.      Dissolution. As soon as reasonably practicable
                              -----------
after the Closing Date, Baird Quality Bond shall pay or make provisions for all of its debts, liabilities and taxes and distribute all remaining assets to the BQB Shareholders, and Baird Quality Bond's status as a designated series of shares of TBFI shall be terminated, provided that, in the event that the transactions contemplated herein are not approved by the BQB Shareholders, TBFI shall not be obligated to so terminate Baird Quality Bond's designation as a series of shares.

            Section 2.7.      Issuance of AFG Shares.  At the Closing Date, TBFI
                              ----------------------
shall instruct AFG that the pro rata interest of each of BQB Shareholders of record as of the close of business on the Valuation Date, as certified by Baird Quality Bond's transfer agent, in the Portfolio Shares be registered on the books of AFG in full and fractional shares in the name of each BQB Shareholder, and AFG agrees promptly to comply with said instruction. All issued and outstanding shares of Baird Quality Bond's capital stock shall thereupon be canceled on the books of TBFI. AFG shall have no obligation to inquire as to the validity, propriety or correctness of any such instruction, but shall, in each case, assume that such instruction is valid, proper and correct. AFG shall record on its books the ownership of the Portfolio Shares by BQB Shareholders and shall forward a confirmation of such ownership to the BQB Shareholders. No redemption or repurchase of such shares credited to former BQB Shareholders in respect of Baird Quality Bond shares represented by unsurrendered stock certificates shall be permitted until such certificates have been surrendered to AFG for cancellation, or if such certificates are lost or misplaced, until lost certificate affidavits have been executed and delivered to AFG.

            Section 2.8.      Investment Securities.
                              ---------------------

            (a) It is expressly understood that TBFI may hereafter sell any securities owned by Baird Quality Bond in the ordinary course of its business as a diversified, open-end, management investment company. Upon written request by AFG, TBFI shall (i) prior to the Closing Date, dispose of equity securities held by Baird Quality Bond to assure that AFG does not own ten percent (10%) or more of the outstanding voting securities of any issuer as a result of the Reorganization, or (ii) cooperate with and assist AFG in preparing and filing on the Closing Date the notification and report form required by the Hart-Scott-Rodino Antitrust Improvements Act, in which case the Closing shall be delayed until the end of the waiting period prescribed by such act.

            (b) On or prior to the Valuation Date, TBFI shall deliver a list setting forth the securities Baird Quality Bond then owns together with the respective Federal income tax bases thereof. TBFI shall provide to AFG on or before the Valuation Date, detailed tax basis accounting records for each security to be transferred to it pursuant to this Agreement. Such records shall be prepared in accordance with the requirements for specific identification tax lot accounting and clearly reflect the bases used for determination of gain and loss realized on the partial sale of any security transferred to the Portfolio hereunder. Such records shall be made available by TBFI prior to the Valuation Date for inspection by the Treasurer (or his designee) or the auditors of AFG upon reasonable request.

            Section 2.9       Liabilities and Expenses.  The Portfolio shall not
                              ------------------------
assume any liability of Baird Quality Bond and Baird Quality Bond shall use its reasonable best efforts to discharge all known liabilities, so far as may be possible, prior to the Closing Date.


                                 ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF TBFI

          TBFI, on behalf of Baird Quality Bond, represents and warrants to AFG that:

          Section 3.1.   Incorporation: Qualification and Corporate Authority.
                         ----------------------------------------------------
TBFI has been duly incorporated and is validly existing and in active status under the laws of the State of Wisconsin with all requisite corporate power and authority to conduct its business as presently conducted.

          Section 3.2.   Registration and Regulation of TBFI.  TBFI is duly
                         -----------------------------------
registered with the SEC as an investment company under the Investment Company Act and all BQB Shares which have been or are being offered for sale have been duly registered under the Securities Act and have been duly registered, qualified or are exempt from registration or qualification under the securities laws of each state or other jurisdiction in which such shares have been or are being offered for sale, and no action has been taken by TBFI to revoke or rescind any such registration or qualification. Baird Quality Bond is in compliance in all material respects with all applicable laws, rules and regulations, including, without limitation, the Investment Company Act, the Securities Act, the Exchange Act and all applicable state securities laws.
Baird Quality Bond is in compliance in all material respects with the applicable investment policies and restrictions set forth in its registration statement currently in effect. The value of the net assets of Baird Quality Bond is determined using portfolio valuation methods that comply in all material respects with the requirements of the Investment Company Act and the policies of Baird Quality Bond and all purchases and redemptions of BQB Shares have been effected at the net asset value per share calculated in such manner.

          Section 3.3.   Financial Statements.  The books of account and related
                         --------------------
records of Baird Quality Bond fairly reflect in reasonable detail its assets, liabilities and transactions in accordance with generally accepted accounting principles applied on a consistent basis. The audited financial statements dated September 30, 1995 of Baird Quality Bond previously delivered to AFG (the "BQB Financial Statements") present fairly in all material respects the financial position of Baird Quality Bond as at the dates indicated and the results of operations and cash flows for the periods then ended in accordance with generally accepted accounting principles applied on a consistent basis for the periods then ended.

          Section 3.4.   No Material Adverse Changes; Contingent Liabilities.
                         ---------------------------------------------------
Since September 30, 1995, no material adverse change has occurred in the financial condition, results of operations, business, assets or liabilities of Baird Quality Bond or the status of Baird Quality Bond as a regulated investment company under the Code, other than changes resulting from any change in general conditions in the financial or securities markets or the performance of any investments made by Baird Quality Bond or occurring in the ordinary course of business of Baird Quality Bond or TBFI. There are no contingent liabilities of Baird Quality Bond not disclosed in the BQB Financial Statements which are required to be disclosed in accordance with generally accepted accounting principles.

          Section 3.5.   BQB Shares; Liabilities; Business Operations.
                         --------------------------------------------

          (a) The BQB Shares have been duly authorized and validly issued and are fully paid and non-assessable (except as provided in Wisconsin Business Corporation Law Section 180.0622(2)(b)).

          (b) There is no plan or intention by the shareholders of Baird Quality Bond who own five percent (5%) or more of the BQB Shares, and to the knowledge of TBFI's management, the remaining BQB Shareholders have no present plan or intention of selling, exchanging, redeeming or otherwise disposing of a number of the Portfolio Shares received by them in connection with the Reorganization that would reduce the BQB Shareholders' ownership of Portfolio Shares to a number of shares having a value, as of the Closing Date, of less than fifty percent (50%) of the value of all of the formerly outstanding BQB Shares as of the same date. For purposes of this representation, BQB Shares exchanged for cash or other property or exchanged for cash in lieu of fractional shares of the Portfolio will be treated as outstanding BQB Shares on the date of the Reorganization. Moreover, BQB Shares and Portfolio Shares held by BQB Shareholders and otherwise sold, redeemed or disposed of prior or subsequent to the Reorganization will be considered in making this representation, except for BQB Shares or Portfolio Shares which have been, or will be, redeemed by Baird Quality Bond or the Portfolio in the ordinary course of its business as an open-end, diversified management investment company (or a series thereof) under the Investment Company Act.

          (c) At the time of the Reorganization, Baird Quality Bond shall not have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any Person could acquire BQB Shares, except for the right of investors to acquire BQB Shares at net asset value in the normal course of its business as an open-end diversified management investment company operating under the Investment Company Act.

          (d) From the date it commenced operations on October 1, 1992 and ending on the Closing Date, Baird Quality Bond will have conducted its historic business within the meaning of Section 1.368-1(d) of the Income Tax Regulations under the Code in a substantially unchanged manner. In anticipation of the Reorganization, Baird Quality Bond will not dispose of assets that, in the aggregate, will result in less than fifty percent (50%) of its historic business assets being transferred to the Portfolio.

          (e) TBFI does not have, and has not had during the six (6) months prior to the date of this Agreement any employees, and shall not hire any employees from and after the date of this Agreement through the Closing Date.

          Section 3.6.   Accountants.  Price Waterhouse, LLP, which has reported
                         -----------
upon BQB Financial Statements for the period ended September 30, 1995, are independent public accountants as required by the Securities Act and the Exchange Act.

          Section 3.7.   Binding Obligation.  This Agreement has been duly
                         ------------------
authorized, executed and delivered by TBFI on behalf of Baird Quality Bond and, assuming this Agreement has been duly executed and delivered by AFG and approved by the BQB Shareholders, constitutes the legal, valid and binding obligation of TBFI, enforceable against TBFI in accordance with its terms from and with respect to the revenues and assets of Baird Quality Bond, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors' rights generally, or by general equity principles (whether applied in a court of law or a court of equity and including limitations on the availability of specific performance or other equitable remedies).

          Section 3.8.   No Breaches or Defaults.  The execution and delivery of
                         -----------------------
this Agreement by TBFI on behalf of Baird Quality Bond and performance of its obligations hereunder has been duly authorized by all necessary corporate action on the part of TBFI, other than BQB Shareholder approval, and (i) does not and, on the Closing Date, will not result in any violation of the articles of incorporation or by-laws of TBFI and (ii) does not and, will not on the Closing Date, result in a breach of any of the terms or provisions of, or constitute (with or without the giving of notice or the lapse of time or both) a default under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation or imposition of any Lien upon any property or assets of Baird Quality Bond (except for such breaches or defaults or Liens that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect) under (A) any indenture, mortgage or loan agreement or any other material agreement or instrument to which TBFI is a party or by which it may be bound and which relates to the assets of Baird Quality Bond or to which any of Baird Quality Bond's properties may be subject; (B) any Permit; or (C) any existing applicable law, rule, regulation, judgment, order or decree of any Governmental Authority having jurisdiction over TBFI or any of Baird Quality Bond's properties. TBFI is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.


          Section 3.9.   Authorizations or Consents.  Other than those which
                         --------------------------
shall have been obtained or made on or prior to the Closing Date and those that must be made after the Closing Date to comply with Section 2.6 of this
                                                   -----------
Agreement, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority will be required to be obtained or made by TBFI in connection with the due execution and delivery by TBFI of this Agreement and the consummation by TBFI of the transactions contemplated hereby.

          Section 3.10.  Permits.  TBFI has in full force and effect all
                         --------
Federal, state, local and foreign governmental approvals, consents, authorizations, certificates, filings, franchises, licenses, notices, permits and rights (collectively, "Permits") necessary for it to conduct its business as presently conducted as it relates to Baird Quality Bond, and there has occurred no default under any Permit, except for the absence of Permits and for defaults under Permits the absence or default of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of TBFI there are no proceedings relating to the suspension, revocation or modification of any Permit, except for such that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

          Section 3.11.  No Actions, Suits or Proceedings.
                         --------------------------------

          (a) There is no pending action, litigation or proceeding, nor, to the knowledge of TBFI, has any litigation been overtly threatened in writing or orally, against TBFI before any Governmental Authority which questions the validity or legality of this Agreement or of the actions contemplated hereby or which seeks to prevent the consummation of the transactions contemplated hereby, including the Reorganization.

          (b) There are no legal, administrative or arbitration actions, suits, or proceedings instituted or pending or, to the knowledge of TBFI, threatened in writing or, if probable of assertion, orally against TBFI affecting any property, asset, interest, or right of Baird Quality Bond, that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Baird Quality Bond. There are not in existence on the date hereof any plea agreements, judgments, injunctions, consents, decrees, exceptions or orders that were entered by, filed with or issued by Governmental Authority relating to TBFI's conduct of the business of Baird Quality Bond affecting in any significant respect the conduct of such business. TBFI is not, and has not been, to the knowledge of TBFI, the target of any investigation by the SEC or any state securities administrator with respect to its conduct of the business of Baird Quality Bond.

          Section 3.12.  Contracts.
                         ---------

          (a) Except for the contracts and agreements listed on Schedule
                                                                --------
3.12(a), TBFI is not a party to any material contract, debt arrangement, futures
-------
contract, plan, lease, franchise or permit of any kind or nature whatsoever which involves or affects the business of Baird Quality Bond.

          (b) TBFI is not in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party and which involves or affects the assets of Baird Quality Bond, by which the assets, business, or operations of Baird Quality Bond may be bound or affected, or under which it or the assets, business or operations of Baird Quality Bond receives benefits, and which default could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and, to the knowledge of TBFI, there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

          Section 3.13.  Properties and Assets.  Baird Quality Bond has good and
                         ---------------------
marketable title to all properties and assets reflected in the BQB Financial Statements as owned by it, free and clear of all Liens, except as described in the BQB Financial Statements.

          Section 3.14.  Ineligible Persons.  Except as previously disclosed to
                         ------------------
AFG, neither TBFI nor any "Affiliated Person" of TBFI has been convicted of any felony or misdemeanor, described in Section 9(a)(1) of the Investment Company Act, nor has any Affiliated Person of TBFI been subject, or presently is subject, to any disqualification that would be a basis for denial, suspension or revocation of registration of an investment adviser under Section 203(e) of the Advisors Act or Rule 206(4)-4(b) thereunder or of a broker-dealer under Section 15 of the Exchange Act, or for disqualification as an investment adviser, employee, officer or director of an investment company under Section 9 of the Investment Company Act, and, to TBFI's knowledge, there is no proceeding or investigation that is reasonably likely to become the basis for any such disqualification, denial, suspension or revocation.

          Section 3.15.  Rule 17e-1.  TBFI has duly adopted procedures pursuant
                         ----------
to Rule 17e-1 under the Investment Company Act, to the extent applicable, and TBFI currently complies and will comply with the requirements of Section 17(e) of the Investment Company Act and Rule 17e-1 thereunder, to the extent applicable to Baird Quality Bond.

          Section 3.16.  Taxes.
                         -----

          (a) Baird Quality Bond has elected to be treated as a regulated investment company under Subchapter M of the Code. Baird Quality Bond has qualified as such for each taxable year since inception and that has ended prior to the Closing Date and will have satisfied the requirements of Section 851(b) of the Code for the period beginning on the first day of its current taxable year and ending on the Closing Date. In order to (i) insure continued qualification of Baird Quality Bond as a "regulated investment company" for tax purposes and (ii) eliminate any tax liability of Baird Quality Bond arising by reason of undistributed investment company taxable income or net taxable gain, TBFI will declare to the BQB Shareholders of record on or prior to the Valuation Date, a dividend or dividends that, together with all previous such dividends shall have the effect of distributing (A) all of Baird Quality Bond's investment company taxable income (determined without regard to any deductions for dividends paid) for the taxable year ended September 30, 1995 and for the short taxable year beginning on October 1, 1995 and ending on the Closing Date and (B) all of Baird Quality Bond's net capital gains realized in its taxable year ended September 30, 1995 and in such short taxable year (after reduction for any capital loss carryover).

          (b) Baird Quality Bond has timely filed all Returns required to be filed by it and all Taxes with respect thereto have been paid, except where the failure so to file or so to pay, would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Adequate provision has been made in the financial statements of Baird Quality Bond for all Taxes in respect of all periods ending on or before the date of such financial statements, except where the failure to make such provisions would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No deficiencies for any Taxes have been proposed, assessed or asserted in writing by any taxing authority against Baird Quality Bond, and no deficiency has been proposed, assessed or asserted, in writing, where such deficiency would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No waivers of the time to assess any such Taxes are outstanding nor are any written requests for such waivers pending and no Return of Baird Quality Bond is currently being or has been audited since September 30, 1990 with respect to income taxes (and since September 30, 1992 with respect to all other Taxes) by any Federal, state, local, or foreign Tax authority.

          (c) Baird Quality Bond's fiscal year has not been changed for tax purposes since October 1, 1992, the date on which it commenced operations.

          Section 3.17.  Benefit and Employment Obligations.  Baird Quality Bond
                         ----------------------------------
has no obligation to provide any post-retirement or post-employment benefit to any Person, including but not limited to under any Benefit Plan, and has no obligation to provide unfunded deferred compensation or other unfunded or self-funded benefits to any Person.

          Section 3.18.  Brokers.  No broker, finder or similar intermediary has
                         -------
acted for or on behalf of TBFI or Baird Quality Bond in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with TBFI or any action taken by it.

          Section 3.19.  Voting Requirements; Dissenter's Rights.  The
                         ---------------------------------------
affirmative votes of a majority of the holders of the outstanding BQB Shares (the "Required BQB Shareholder Vote") are the only votes of the holders of any class or series of Baird Quality Bond's capital stock necessary to approve this Agreement and the transactions contemplated by this Agreement. The BQB Shareholders may not exercise dissenter's rights granted under the Wisconsin Business Corporation Law with respect to the Reorganization.

          Section 3.20.  State Takeover Statutes.  No state takeover statute or
                         -----------------------
similar statute or regulation applies or purports to apply to the Reorganization, this Agreement or any of the transactions contemplated by this Agreement.

          Section 3.21.  Books and Records.  The books and records of TBFI
                         -----------------
relating to Baird Quality Bond, reflecting, among other things, the purchase and sale of BQB Shares by BQB Shareholders, the number of issued and outstanding shares owned by each BQB Shareholder and the state or other jurisdiction in which such shares were offered and sold, are complete and accurate in all material respects.

          Section 3.22.  Prospectus.  The current prospectus and statement of
                         ----------
additional information for Baird Quality Bond as of the date on which they were issued did not contain, and as supplemented by any supplement thereto dated prior to or on the Closing Date, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, provided however, that no representation or warranty is made with respect to written information provided by AFG for inclusion in the prospectus or statement of additional information of Baird Quality Bond, or any supplement thereto.


                                  ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF AFG

          AFG, on behalf of the Portfolio, represents and warrants to TBFI as follows:

          Section 4.1.   Organization; Authority.  AFG is duly organized,
                         -----------------------
validly existing and in good standing under the Business Trust Act of the State of Delaware, with all requisite trust power and authority to enter into this Agreement and perform its obligations hereunder.

          Section 4.2.   Binding Obligation.  This Agreement has been duly
                         ------------------
authorized, executed and delivered by AFG and, assuming this Agreement has been duly executed and delivered by TBFI, constitutes the legal, valid and binding obligation of AFG, enforceable against AFG in accordance with its terms from and with respect to the revenues and assets of the Portfolio, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors' rights generally, or by general equity principles (whether applied in a court or law or a court of equity and including limitations on the availability of specific performance or other equitable remedies).

          Section 4.3.   Financial Statements.  The books of account and related
                         --------------------
records of the Portfolio fairly reflect in reasonable detail its assets, liabilities and transactions in accordance with generally accepted accounting principles applied on a consistent basis. The audited financial statements dated December 31, 1994 of the Portfolio previously delivered to TBFI (the "Portfolio Financial Statements") present fairly in all material respects the financial position of the Portfolio as at the dates indicated and the results of operations and cash flows for the periods then ended in accordance with generally accepted accounting principles applied on a consistent basis for the periods then ended.

          Section 4.4.   No Material Adverse Changes; Contingent Liabilities.
                         ---------------------------------------------------
Since December 31, 1994, no material adverse change has occurred in the financial condition, results of operations, business, assets or liabilities of the Portfolio or the status of the Portfolio as a regulated investment company under the Code, other than changes resulting from any change in general conditions in the financial or securities markets or the performance of any investments made by the Portfolio or occurring in the ordinary course of business of the Portfolio or AFG. There are no contingent liabilities of the Portfolio not disclosed in the Portfolio Financial Statements which are required to be disclosed in accordance with generally accepted accounting principles.

          Section 4.5.   No Breaches or Defaults.  The execution and delivery of
                         -----------------------
this Agreement by AFG and performance by AFG of its obligations hereunder have been duly authorized by all necessary trust action on the part of AFG and (i) do not, and on the Closing Date will not, result in any violation of the Agreement and Declaration of Trust, as amended, or by-laws, as amended, of AFG and (ii) does not, and on the Closing Date will not, result in a breach of any of the terms or provisions of, or constitute (with or without the giving of notice or the lapse of time or both) a default under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation or imposition of any Lien upon any property or assets of the Portfolio (except for such breaches or defaults or Liens that would not reasonably be expected, individually or in the aggregate, to adversely affect the consummation of the Reorganization) under (A) any indenture, mortgage or loan or any other material agreement or instrument to which AFG is a party or by which it may be bound which relates to the Portfolio or to which any properties of the Portfolio may be subject; (B) any Permit; or
(C) any existing applicable law, rule, regulation, judgment, order or decree of any Governmental Authority having jurisdiction over AFG or any of the Portfolio's properties.

          Section 4.6.   Accountants.  KPMG Peat Marwick LLP, which has reported
                         -----------
upon the Portfolio Financial Statements for the period ended December 31, 1994, are independent public accountants as required by the Securities Act and the Exchange Act.

          Section 4.7.   Authorizations or Consents.  Other than those which
                         --------------------------
shall have been obtained or made on or prior to the Closing Date, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority will be required to be obtained or made by AFG in connection with the due execution and delivery by AFG of this Agreement and the consummation by AFG of the transactions contemplated hereby.

          Section 4.8.   Permits.  AFG has in full force and effect all  Permits
                         -------
necessary for it to conduct its business as presently conducted as it relates to the Portfolio, and there has occurred no default under any Permit, except for the absence of Permits and for defaults under Permits the absence or default of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of AFG there are no proceedings relating to the suspension, revocation or modification of any Permit, except for such that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

          Section 4.9.   No Actions, Suits or Proceedings.
                         --------------------------------

          (a) There is no pending action, suit or proceeding, nor, to the knowledge of AFG, has any litigation been overtly threatened in writing or, if probable of assertion, orally, against AFG before any Governmental Authority which questions the validity or legality of this Agreement or of the transactions contemplated hereby, or which seeks to prevent the consummation of the transactions contemplated hereby, including the Reorganization.

          (b) There are no legal, administrative or arbitration actions, suits, or proceedings instituted or pending or, to the knowledge of AFG, threatened in writing or, if probable of assertion, orally against AFG affecting any property, asset, interest, or right of the Portfolio, that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to the Portfolio. There are not in existence on the date hereof any plea agreements, judgments, injunctions, consents, decrees, exceptions or orders that were entered by, filed with or issued by Governmental Authority relating to AFG's conduct of the business of the Portfolio affecting in any significant respect the conduct of such business. AFG is not, and has not been, to the knowledge of AFG, the target of any investigation by the SEC or any state securities administrator with respect to its conduct of the business of the Portfolio.

          Section 4.10.  Ineligible Persons.  Neither AFG nor any "Affiliated
                         ------------------
Person" of AFG has been convicted of any felony or misdemeanor, described in
Section 9(a)(1) of the Investment Company Act, nor has any affiliated person of AFG been subject, or presently is subject, to any disqualification that would be a basis for denial, suspension or revocation of registration of an investment adviser under Section 203(e) of the Advisors Act or Rule 206(4)-4(b) thereunder or of a broker-dealer under Section 15 of the Exchange Act, or for disqualification as an investment adviser, employee, officer or director of an investment company under Section 9 of the Investment Company Act, and, to AFG's knowledge, there is no proceeding or investigation that is reasonably likely to become the basis for any such disqualification, denial, suspension or revocation.

          Section 4.11.  Taxes.
                         -----

          (a) The Portfolio has elected to be treated as a regulated investment company under Subchapter M of the Code. The Portfolio has qualified as such for each taxable year since inception that has ended prior to the Closing Date.

          (b) The Portfolio has timely filed all Returns required to be filed by it and all Taxes with respect thereto have been paid, except where the failure so to file or so to pay, would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Adequate provision has been made in the financial statements of the Portfolio for all Taxes in respect of all periods ending on or before the date of such financial statements, except where the failure to make such provisions would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No deficiencies for any Taxes have been proposed, assessed or asserted in writing by any taxing authority against the Portfolio, and no deficiency has been proposed, assessed or asserted, in writing, where such deficiency would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. No waivers of the time to assess any such Taxes are outstanding nor are any written requests for such waivers pending and no Return of the Portfolio is currently being or has been audited since December 31, 1989 with respect to income taxes (and since December 31, 1991 with respect to all other Taxes) by any Federal, state, local, or foreign Tax authority.

          (c) The Portfolio's fiscal year has not been changed for tax purposes since December 31, 1989.

          Section 4.12.  Brokers.  No broker, finder or similar intermediary has
                         -------
acted for or on behalf of AFG or the Portfolio in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with AFG or any action taken by AFG.

          Section 4.13.  Registration and Regulation of Company.  AFG is
                         --------------------------------------
registered with the SEC under the Investment Company Act as an open-end, management, series, investment company and the Portfolio has elected to qualify as a regulated investment company under Section 851 of the Code. The Portfolio is in compliance in all material respects with all applicable laws, rules and regulations, including without limitation the Investment Company Act, the Securities Act, the Exchange Act and all applicable state securities laws. The Portfolio is in compliance in all material respects with the applicable investment policies and restrictions set forth in its registration statement currently in effect. The value of the net assets of the Portfolio is determined using portfolio valuation methods that comply in all material respects with the requirements of the Investment Company Act.

          Section 4.14.  Registration of Portfolio Shares.
                         --------------------------------

          (a) The shares of beneficial interest of AFG are divided into nine portfolios, including the Portfolio. The Portfolio has two classes of shares, Class A Shares and Class B Shares. Under the Delaware Business Trust Act and its Agreement and Declaration of Trust, as amended, AFG is authorized to issue an unlimited number of shares of any class representing an investment in each of its portfolios, including the Portfolio.

          (b)  The Portfolio Shares of AFG to be issued pursuant to Section 2.7
                                                                    -----------
shall on the Closing Date be duly registered under the Securities Act by a Registration Statement on Form N-14 of AFG then in effect.

          (c)  The Portfolio Shares to be issued pursuant to Section 2.7 are
                                                             -----------
duly authorized and on the Closing Date will be validly issued and fully paid and non-assessable and will conform to the description thereof contained in the Registration Statement on Form N-14 then in effect. At the time of the Reorganization, the Portfolio shall not have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any Person could acquire Portfolio Shares, except for the right of investors to acquire Portfolio Shares at net asset value in the normal course of its business as an open-ended diversified management investment company operating under the Investment Company Act.

          (d) The combined proxy statement/prospectus (the "Combined Proxy Statement/Prospectus") which forms a part of AFG's Registration Statement on Form N-14 shall be furnished to TBFI and BQB Shareholders entitled to vote at the BQB Shareholders Meeting. The Combined Proxy Statement/Prospectus and related Statement of Additional Information of the Portfolio, when they become effective, shall conform to the applicable requirements of the Securities Act and the Investment Company Act and shall not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading, provided, however, that no representation or warranty is made with respect to written information provided by TBFI for inclusion in the Combined Prospectus/Proxy Statement.

          (e) The shares of the Portfolio which have been or are being offered for sale (other than Portfolio Shares to be issued in connection with the Reorganization) have been duly registered under the Securities Act by the AFG Registration Statement then in effect and have been duly registered, qualified or are exempt from registration or qualification under the securities laws of each state or other jurisdiction in which such shares have been or are being offered for sale, and no action has been taken by AFG to revoke or rescind any such registration or qualification.

          Section 4.15.  Representations Concerning the Reorganization.
                         ---------------------------------------------

          (a) AFG has no plan or intention to reacquire any of the Portfolio Shares issued in the Reorganization, except to the extent that the Portfolio is required by the Investment Company Act to redeem any of its shares presented for redemption.

          (b) The Portfolio has no plan or intention to sell or otherwise dispose of any of the assets of Baird Quality Bond acquired in the Reorganization, other than in the ordinary course of its business and to the extent necessary to maintain its status as a "regulated investment company" under the Code.

          (c) Following the Reorganization, the Portfolio will continue the "historic business" of Baird Quality Bond (within the meaning of Section 1.368-1(d) of the Income Tax Regulations under the Code) or use a significant portion of Baird Quality Bond's historic business assets in a business.

          Section 4.16.  Prospectus.  The current prospectus and statement of
                         ----------
additional information for the Portfolio as of the date on which they were issued did not contain, and as supplemented by any supplement thereto dated prior to or on the Closing Date do not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.


                                  ARTICLE V
                                  COVENANTS

          Section 5.1.   Conduct of Business.
                         -------------------

          (a) From the date of this Agreement up to and including the Closing Date (or, if earlier, the date upon which this Agreement is terminated pursuant to Article VII), TBFI shall conduct the business of Baird Quality Bond only in
   -----------
the ordinary course and substantially in accordance with past practices, and shall use its reasonable best efforts to preserve intact its business organization and material assets and maintain the rights, franchises and business and customer relations necessary to conduct the business of Baird Quality Bond in the ordinary course in all material respects. Without limiting the generality of the foregoing, TBFI shall not do any of the following with respect to Baird Quality Bond without the prior written consent of AFG, which consent shall not be unreasonably withheld:

               (i) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

               (ii) amend its articles of incorporation or by-laws;

               (iii) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or any assets that are material, individually or in the aggregate, to Baird Quality Bond taken as a whole, except purchases of assets in the ordinary course of business consistent with past practice and except as permitted under Sections 5.9 and 5.10;
           ------------     ----

               (iv) sell, lease or otherwise dispose of any of its material properties or assets, or mortgage or otherwise encumber or subject to any Lien any of its material properties or assets, other than in the ordinary course of business;

               (v) incur any indebtedness for borrowed money or guarantee any indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Baird Quality Bond, guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person, or enter into any arrangement having the economic effect of any of the foregoing;

               (vi) settle or compromise any income tax liability or make any material tax election;

               (vii) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than in the ordinary course of business;

               (viii) change its methods of accounting, except as required by changes in generally accepted accounting principles as concurred in by its independent auditors, or change its fiscal year;

               (ix) make or agree to make any material severance, termination, indemnification or similar payments except pursuant to existing agreements; or

               (x) adopt any Benefit Plan.

          (b) From the date of this Agreement up to and including the Closing Date (or, if earlier, the date upon which this Agreement is terminated pursuant to Article VII), AFG shall conduct the business of the Portfolio only in the
   -----------
ordinary course and substantially in accordance with past practices, and shall use its reasonable best efforts to preserve intact its business organization and material assets and maintain the rights, franchises and business relations necessary to conduct the business operations of the Portfolio in the ordinary course in all material respects.

          Section 5.2.   Confidentiality and Announcements.
                         ---------------------------------

          (a) As used herein, "Confidential Information" means all information, whether oral, written or otherwise (including any information furnished prior to the execution of this Agreement), furnished to AFG, or its directors, officers, partners, affiliates, employees, agents, advisors or representatives (collectively "representatives") by TBFI or Baird Quality Bond or their respective representatives relating to TBFI or Baird Quality Bond, and all reports, analyses, compilations, studies and other materials prepared by AFG or its representatives (in whatever form maintained, whether documentary, computer storage or otherwise) containing, reflecting or based upon, in whole or in part, any such information or reflecting its review or view of, or interest in, TBFI or Baird Quality Bond, a possible transaction with TBFI or Baird Quality Bond or the Confidential Information. The term "Confidential Information" does not include information which (i) is or becomes generally available to the public other than as a result of disclosure by AFG, its representatives or anyone to whom AFG or its representatives transmits any Confidential Information, in breach of this Agreement or (ii) is or becomes known or available to AFG on a non-confidential basis from a source (other than TBFI or Baird Quality Bond or their respective representatives) who, insofar as is known to AFG after due inquiry, is not prohibited from transmitting the information to AFG or its representatives by a contractual, legal, fiduciary or other obligation.

               (b)  Subject to Section 5.2(c) below, AFG and its representatives
                               --------------
shall keep the Confidential Information confidential and shall not, without prior written consent of TBFI disclose, in whole or in part, and will not use, Confidential Information, directly or indirectly, for any purpose other than in connection with evaluating the transaction contemplated by this Agreement. Moreover, AFG shall transmit Confidential Information to its representatives only if and to the extent that such representatives need to know the Confidential Information for the purpose of evaluating such transaction and, prior to being furnished any Confidential Information, are informed by AFG of the confidential nature of the Confidential Information, are provided with a copy of the provisions of this Section 5.2 and agree to be bound hereby. In any
                               -----------
event, AFG shall be responsible for any actions by its representatives which are not in accordance with the provisions hereof. AFG agrees that neither AFG nor its representatives will make inquires of, or conduct any discussions with, any representative of TBFI or Baird Quality Bond regarding the Confidential Information other than with the permission of Marcus C. Low, Jr., Ronald J. Kruszewski or Glen F. Hackmann.

               (c) In the event that AFG, its representatives or anyone to whom AFG or its representatives supply the Confidential Information are requested or required to disclose any Confidential Information, AFG agrees (i) to immediately notify TBFI of the existence, terms and circumstances surrounding such a request, (ii) to consult with TBFI on the advisability of taking legally available steps to resist or narrow the Confidential Information which, in the opinion of its counsel, AFG is legally compelled to disclose and, (iii) to cooperate with any action by TBFI or Baird Quality Bond to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information; provided, however, that this Section
                                                                    -------
5.2(c) shall not prohibit AFG or its representatives from disclosing
------
Confidential Information that consists of its or their own work product to persons that have a need to know such information in the ordinary course of business.

               (d)  Upon termination of this Agreement pursuant to Article VII,
                                                                   -----------
and promptly upon request from TBFI thereafter, AFG shall redeliver to TBFI or destroy all tangible Confidential Information and any other tangible material containing, prepared on the basis of, or reflecting any information in the Confidential Information (whether prepared by TBFI or Baird Quality Bond, its advisors or otherwise), and neither AFG nor its representatives will retain any copies, extracts or other reproductions in whole or in part of such tangible material. For purposes of this Agreement, "tangible" Confidential Information shall include, without limitation, information contained in printed, magnetic or other tangible media, or in information storage and retrieval systems. At the request of TBFI, compliance with the foregoing shall be certified in writing to TBFI by an authorized officer supervising the same.

               (e)  Notwithstanding the other provisions of this Section 5.2,
                                                                 -----------
promptly following execution and delivery of this Agreement, TBFI and AFG shall agree upon and release a mutually acceptable press release and TBFI shall give any and all notices required to be given by law. Except as described in the preceding sentence and as required by law, prior to the Closing Date, none of TBFI, AFG or the parent or any affiliate of either will issue any press release or make any other public statement with respect to this Agreement, without the prior written consent of the other parties, which consent shall not be unreasonably withheld.

               (f)  The provisions of this Section 5.2 shall terminate on the
                                           -----------
closing of the Reorganization.


          Section 5.3.   Expenses.  Baird Quality Bond and the Portfolio shall
                         --------
each bear the expenses it incurs in connection with this Agreement and the Reorganization and other transactions contemplated hereby.

          Section 5.4.   Further Assurances.  Each of the parties hereto shall
                         ------------------
execute such documents and other papers and perform such further acts as may be reasonably required to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall, on or prior to the Closing Date, use its reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the Reorganization, including the execution and delivery of any documents, certificates, instruments or other papers that are reasonably required for the consummation of the Reorganization.

          Section 5.5.   Notice of Events.  AFG shall give prompt notice to
                         ----------------
TBFI, and TBFI shall give prompt notice to AFG, of (i) the occurrence or nonoccurrence of any event of which to the knowledge of AFG or to the knowledge of TBFI, the occurrence or non-occurrence of which would be likely to result in any of the conditions specified in (x) in the case of AFG, Sections 6.1 and 6.2
                                                           ------------     ---
or (y) in the case of TBFI, Sections 6.2 and 6.3, not being satisfied so as to
                            ------------     ---
permit the consummation of the Reorganization and (ii) any material failure on its part, or on the part of the other party hereto of which it has knowledge, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice
                              ------------------
pursuant to this Section 5.5 shall not limit or otherwise affect the remedies
                 -----------
available hereunder to any party.

          Section 5.6.   Access to Information.
                         ---------------------

          (a) TBFI will, during regular business hours and on reasonable prior notice, allow AFG and its authorized representatives reasonable access to the books and records of TBFI pertaining to the assets of Baird Quality Bond and to employees of TBFI knowledgeable thereof; provided, however, that any such access
                                         ------------------
shall not significantly interfere with the business or operations of TBFI.

          (b) Any information made available to or obtained by AFG or its authorized representatives pursuant to subsection (a) above, or otherwise in connection with this Agreement, shall be subject to the confidentiality provisions described in Section 5.2 above.
                        -----------

          (c) AFG will, during regular business hours and on reasonable notice, allow TBFI and its authorized representatives reasonable access to the books and records of AFG pertaining to the assets of the Portfolio and to employees of AFG knowledge thereof; provided, however, that any such access shall not
                   --------  -------

significantly interfere with the business or operations of AFG.

          Section 5.7.   Consents, Approvals and Filings.  Each of TBFI and AFG
                         -------------------------------
shall make all necessary filings, as soon as reasonably practicable, including, without limitation, those required under the Securities Act, the Exchange Act, the Investment Company Act and the Advisers Act, in order to facilitate prompt consummation of the Reorganization and the other transactions contemplated by this Agreement. In addition, each of TBFI and AFG shall use its reasonable best efforts, and shall cooperate fully with each other (i) to comply as promptly as reasonably practicable with all requirements of Governmental Authorities applicable to the Reorganization and the other transactions contemplated herein and (ii) to obtain as promptly as reasonably practicable all necessary permits, orders or other consents of Governmental Authorities and consents of all third parties necessary for the consummation of the Reorganization and the other transactions contemplated herein. Each of TBFI and AFG shall use reasonable efforts to provide such information and communications to Governmental Authorities as such Governmental Authorities may request.

          Section 5.8.   Submission of Agreement to Shareholders.  TBFI shall
                         ---------------------------------------
take all action necessary in accordance with applicable law and its articles of incorporation and by-laws to convene the BQB Shareholders Meeting. TBFI shall, through its Board of Directors, recommend to the BQB Shareholders approval of this Agreement and the other transactions contemplated by this Agreement, except to the extent provided in Section 5.10 hereof. TBFI shall use its reasonable
                          ------------
best efforts to hold the BQB Shareholders Meeting as soon as practicable after the date hereof.

          Section 5.9.   Acquisition Proposals.  TBFI shall not, nor shall it
                         ---------------------
authorize any officer, director or employee of, or any investment banker, attorney or other advisor or representative of TBFI to, directly or indirectly
(i) solicit, initiate or encourage the submission of any Acquisition Proposal or
(ii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, and TBFI shall promptly terminate any such discussions with any Person that has expressed or expresses an interest in acquiring Baird Quality Bond or negotiations pending at the date of this Agreement provided, however, TBFI or any officer, director or employee
                  ------------------
of, or any investment banker, attorney or other adviser or representative of TBFI may, following the receipt of an Acquisition Proposal that the Board of Directors of TBFI determines in good faith, after consultation with outside counsel, would permit the Board of Directors to take any of the actions referred to in Section 5.10, participate in negotiations regarding such Acquisition
      ------------
Proposal. TBFI shall promptly notify AFG, orally and in writing, of the receipt by it after the date hereof of any Acquisition Proposal or any inquiry from a potential acquiror of Baird Quality Bond which could reasonably be expected to lead to any Acquisition Proposal, the material terms and conditions of such Acquisition Proposal or inquiry and the identity of the Person making any such Acquisition Proposal or inquiry, except to the extent TBFI's Board of Directors concludes, after consultations with outside counsel, that the disclosure of any such information would be a breach of a duty of confidentiality imposed on TBFI with respect to such information. Subject to the foregoing, TBFI shall keep AFG informed of the status and details of any such Acquisition Proposal or inquiry.

          Section 5.10.  Fiduciary Duties.  The Board of Directors of TBFI shall
                         ----------------
not (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to AFG, its approval or recommendation of this Agreement or the Reorganization, (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal or (iii) authorize TBFI to enter into any agreement with respect to any Acquisition Proposal, unless TBFI receives an Acquisition
                                          ------
Proposal and the Board of Directors of TBFI determines in good faith, after consultation with outside counsel, that in order to comply with its fiduciary duties to the shareholders of Baird Quality Bond under applicable law, the Board of Directors of TBFI should withdraw or modify its approval or recommendation of this Agreement or the Reorganization, approve, recommend or enter into negotiations concerning such Acquisition Proposal, or authorize TBFI to enter into an agreement with respect to such Acquisition Proposal or terminate this Agreement. Nothing contained in this Section 5.10 shall prohibit TBFI from
                                      ------------
making any disclosure to the BQB Shareholders which, in the good faith and reasonable judgment of the Board of Directors of TBFI based on the advice of outside counsel, is required under applicable law. Notwithstanding any provision of this Agreement to the contrary, any action by the Board of Directors of TBFI permitted by this Section 5.10 shall not constitute a breach of this Agreement
                  ------------
by TBFI.

          Section 5.11.  Section 15(f) of the 1940 Act.
                         -----------------------------

          (a) Each of AFG and TBFI shall use its reasonable best efforts to assure compliance with the conditions of Section 15(f) of the Investment Company Act as it applies to the transactions contemplated by this Agreement.

          (b) AFG shall for a period of not less than three years after the Closing Date, use its reasonable best efforts to assure that no more than 25% of the members of the board of trustees of AFG shall be "interested persons" (as defined in the Investment Company Act) of the investment adviser of Baird Quality Bond or any entity that served as investment advisor to Baird Quality Bond or any Person that before or after the Closing Date was or is an Affiliated Person of any of the foregoing. Without limiting the generality of the foregoing, AFG will not take, recommend or endorse any action that would cause more than 25% of the number of members of its board of trustees to be such "interested persons."

          (c) AFG represents and warrants that there is no express or implied understanding, arrangement or intention on its part to impose an "unfair burden" within the meaning of Section 15(f) of the Investment Company Act on the Portfolio as a result of the transactions contemplated hereby, and that for a period of not less than two years after the Closing Date, it shall not take or recommend any act that would constitute an "unfair burden" on the Portfolio.

          Section 5.12.  Sales Charges. TBFI shall deliver to AFG on the Closing
                         -------------
Date a certificate showing (a) the Remaining Amount and Balance for Interest relating to Asset Based Sales Charges as such terms are used in NASD Notice to Members 93-12 at page 56, and (b) the total sales charges, and the components thereof, paid by Baird Quality Bond shareholders, collected by Baird Quality Bond or paid by Baird Quality Bond in connection with sales of its shares since July 1, 1993.

                                  ARTICLE VI
                  CONDITIONS PRECEDENT TO THE REORGANIZATION

          Section 6.1.   Conditions Precedent of AFG.  The obligation of AFG to
                         ---------------------------
consummate the Reorganization is subject to the satisfaction, at or prior to the Closing Date, of all of the following conditions, any one or more of which may be waived in writing by AFG.

          (a) The representations and warranties of TBFI on behalf of Baird Quality Bond set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though all such representations and warranties had been made as of the Closing Date.

          (b) TBFI shall have complied with and satisfied in all material respects all agreements and conditions set forth herein on its part to be performed or satisfied at or prior to the Closing Date.

          (c) AFG shall have received at the Closing Date (i) a certificate, dated as of the Closing Date, from an officer of TBFI on behalf of TBFI, in such individual's capacity as an officer of TBFI and not as an individual, to the effect that the conditions specified in Section 6.1(a) and (b) have been
                                        ----------------------
satisfied and (ii) a certificate, dated as of the Closing Date, from the Secretary or Assistant Secretary of TBFI certifying as to the accuracy and completeness of the attached articles of incorporation and by-laws, and resolutions, consents and authorizations with respect to the execution and delivery of this Agreement and the transactions contemplated hereby.

          (d) AFG shall have received the signed opinion of Quarles & Brady, counsel to TBFI, or other counsel reasonably acceptable to AFG, in form and substance reasonably acceptable to counsel for AFG, as to the matters set forth in Schedule 6.1(d).
   ---------------

          Section 6.2.   Mutual Conditions.  The obligation of TBFI and AFG to
                         -----------------
consummate the Reorganization is subject to the satisfaction, at or prior to the Closing Date, of all of the following further conditions, any one or more may be waived in writing by TBFI and AFG, but only if and to the extent that such waiver is mutual.

          (a) All filings required to be made prior to the Closing Date with, and all consents, approvals, permits and authorizations required to be obtained on or prior to the Closing Date from Governmental Authorities, in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated herein by TBFI and AFG shall have been made or obtained, as the case may be; provided, however, that such consents, approvals,
                              ------------------
permits and authorizations may be subject to conditions that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

          (b) This Agreement, the Reorganization and related corporate matters shall have been approved and adopted at the BQB Shareholders Meeting by the shareholders of Baird Blue Chip on the record date by the Required BQB Shareholder Vote.

          (c) The assets of Baird Quality Bond to be acquired by the Portfolio shall constitute at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by Baird Quality Bond immediately prior to the Reorganization. For purposes of this Section 6.2(c), assets used by Baird Quality Bond to pay the expenses it incurs in connection with this Agreement and the Reorganization and to effect all shareholder redemptions and distributions (other than regular, normal dividends and regular, normal redemptions pursuant to the Investment Company Act, and not in excess of the requirements of Section 852 of the Code, occurring in the ordinary course of Baird Quality Bond's business as an open-end diversified management investment company) after the date of this Agreement shall be included as assets of Baird Quality Bond immediately prior to the Reorganization.

          (d) No temporary restraining order, preliminary or permanent injunction or other order issued by any Governmental Authority preventing the consummation of the Reorganization on the Closing Date shall be in effect; provided, however, that the party or parties invoking this condition shall use
------------------
reasonable efforts to have any such order or injunction vacated.

          (e) The Registration Statement on Form N-14 filed by AFG with respect to the Portfolio Shares to be issued to BQB Shareholders in connection with the Reorganization shall have become effective under the Securities Act and no stop orders suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the Securities Act.

          (f) TBFI and AFG shall have received on or before the Closing Date an opinion of Ballard Spahr Andrews & Ingersoll in form, scope and substance satisfactory to TBFI and AFG, set forth on Schedule 6.2(f).

          (g) The transactions contemplated by that certain Agreement and Plan of Reorganization dated December 20, 1995, between Baird Blue Chip Fund, Inc. and AIM Equity Funds, Inc. acting on behalf of AIM Blue Chip Fund, and that certain Agreement and Plan of Reorganization dated December 20, 1995 between Baird Capital Development Fund, Inc. and AIM Equity Funds, Inc., acting on behalf of AIM Capital Development Fund, shall be consummated on the Closing Date.

          (h)  The dividend or dividends described in the last sentence of
Section 3.16(b) shall have been declared.

          (i) A I M Advisors, Inc. ("AIM") shall have executed and delivered to TBFI a certificate to the effect that:

               (i) its balance sheet as at December 31, 1994 has been prepared in accordance with generally accepted accounting principles applied on a consistent basis and fairly reflects the financial condition of AIM as at the date indicated; since December 31, 1994 there has not been any change in AIM's financial condition, assets, liabilities or business that would have a material adverse effect upon its ability to provide investment advisory services to the Portfolio and funds advised by AIM (the "AIM Funds").

               (ii) AIM is, and on the Closing Date shall be, registered as an investment adviser under the Investment Advisers Act, and registered as an investment adviser in all states where it is required to be so registered.

               (iii)AIM is in compliance in all material respects with all laws, rules and regulations applicable to its business of providing investment advisory services to the Portfolio and the AIM Funds, including, without limitation, federal and state securities laws.

               (iv) Neither AIM nor any affiliated person of AIM is ineligible to serve an employee, officer, director, member of an advisory board, investment adviser, depositor or principal underwriter of any investment company registered under the Investment Company Act by reason of any conviction of a felony or misdemeanor, described in Section 9(a)(1) of the Investment Company Act, and is not subject to any order issued by the SEC under Section 9(b) of the Investment Company Act. To the best of AIM's knowledge, no facts exist with respect to AIM, or any Affiliated Person of AIM, which would form a basis for any such conviction or the issuance of any such order, judgment or decree.

               (v) No litigation, proceeding or governmental investigation or inquiry is pending or, to the best of AIM's knowledge, threatened, against AIM that, if determined against AIM would be reasonably likely to have a material adverse effect on the Portfolio or a material adverse effect on AIM's ability to provide investment advisory services to the Portfolio and the AIM Funds.

          (j) The transactions contemplated by that certain Acquisition Agreement dated December 20, 1995 between Robert W. Baird & Co. Incorporated and A I M Advisors, Inc. shall be consummated on the Closing Date.

          Section 6.3.   Conditions Precedent of TBFI.  The obligation of TBFI
                         ----------------------------
to consummate the Reorganization is subject to the satisfaction, at or prior to the Closing Date, of all of the following conditions, any one or more of which may be waived in writing by TBFI.

          (a) The representations and warranties of AFG on behalf of the Portfolio set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though all such representations and warranties had been made as of the Closing Date.

          (b) AFG shall have complied with and satisfied in all material respects all agreements and conditions set forth herein on its part to be performed or satisfied at or prior to the Closing Date.

          (c) TBFI shall have received on the Closing Date (i) a certificate, dated as of the Closing Date, from an officer of AFG, in such individual's capacity as an officer of AFG and not as an individual, to the effect that the conditions specified in Section 6.3(a) and (b) have been satisfied and (ii) a
                        ----------------------
certificate, dated as of the Closing Date, of AFG, certifying as to the accuracy and completeness of the attached Agreement and Declaration of Trust, as amended, and by-laws, as amended, and resolutions, consents and authorizations with respect to the execution and delivery of this Agreement and the transactions contemplated hereby.

          (d) TBFI shall have received the signed opinion of Ballard Spahr Andrews & Ingersoll, counsel to AFG, or other counsel reasonably acceptable to TBFI, in form and substance reasonably acceptable to counsel for TBFI, as to the matters set forth on Schedule 6.3(d).
                     ---------------


                                 ARTICLE VII
                           TERMINATION OF AGREEMENT

            Section 7.1.      Termination.
                              -----------

            (a) This Agreement may be terminated on or prior to the Closing Date as follows:

                  (i)   by mutual written consent of TBFI and AFG; and

                  (ii)  at the election of TBFI or AFG:

                  (A) if the Closing Date shall not be on or before June 30, 1996, or such later date as the parties hereto may agree upon, unless the failure to consummate the Reorganization is the result of a willful and material breach of this Agreement by the party seeking to terminate this Agreement;

                  (B) if, upon a vote at BQB Shareholders Meeting or any adjournment thereof, the Required BQB Shareholder Vote shall not have been obtained as contemplated by Section 5.8; or
                                           -----------

                  (C) if any Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Reorganization and such order, decree, ruling or other action shall have become final and nonappealable; or

                  (iii) by TBFI in the event TBFI receives an Acquisition Proposal and the Board of Directors of TBFI determines in good faith, after consultation with outside counsel, that, in order to comply with its fiduciary duties to the BQB Shareholders under applicable law, the Board of Directors of TBFI should authorize TBFI to terminate this Agreement; or

                  (iv) by AFG 45 days following the date on which TBFI first actively participates in any discussions on negotiations regarding, or furnishes to any Person any confidential information with respect to, any Acquisition Proposal, unless prior to the expiration of such 45 day period TBFI notifies AFG that such Acquisition Proposal has been rejected and any such negotiations have been terminated.

            (b) The termination of this Agreement shall be effectuated by the delivery by the terminating party to the other party of a written notice of such termination. If this Agreement so terminates, it shall become null and void and have no further force or effect, except as provided in Section 7.2.
                                                       -----------

            Section 7.2. Survival After Termination.  If this Agreement is
                        --------------------------
terminated in accordance with Section 7.1 hereof and the transactions
                              -----------
contemplated hereby are not consummated, this Agreement shall become void and of no further force and effect, except for the provisions of Section 5.2 and
                                                          -----------
Section 5.3.
-----------


                                 ARTICLE VIII
                                MISCELLANEOUS

          Section 8.1.   Nonsurvival of Representations and Warranties.  Except
                         ---------------------------------------------
as set forth below, none of the representations, warranties or covenants in this Agreement or in any certificate or instrument delivered pursuant to this Agreement shall survive the Closing Date and no party shall, therefore, have any recourse therefor against any other party in connection therewith. This Section
                                                                         -------
8.1 shall not limit any covenant or agreement of the parties which by its terms
---
contemplates performance after the Closing Date.

          Section 8.2.   Law Governing.  This Agreement shall be construed and
                         -------------
interpreted according to the laws of the State of Delaware applicable to contracts made and to be performed wholly within such state.

          Section 8.3.   Binding Effect, Persons Benefiting, No Assignment.
                         -------------------------------------------------
This Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns of the parties and such Persons. Nothing in this Agreement is intended or shall be construed to confer upon any entity or Person other than the parties hereto and their respective successors and permitted assigns any right, remedy or claim under or by reason of this Agreement or any part hereof. Without the prior written consent of the parties hereto, this Agreement may not be assigned by any of the parties hereto.

          Section 8.4.   Obligations of AFG and TBFI.
                         ---------------------------
          (a) TBFI and AFG hereby acknowledge and agree that the Portfolio is a separate investment portfolio of AFG, that AFG is executing this Agreement on behalf of the Portfolio, and that any amounts payable by AFG under or in connection with this Agreement shall be payable solely from the revenues and assets of the Portfolio. TBFI further acknowledges and agrees that this Agreement has been executed by an authorized officer of AFG in his or her capacity as an officer of AFG intending to bind AFG as provided herein, and that no officer, trustee or shareholder of AFG shall be personally liable for the liabilities or obligations of AFG incurred hereunder.

          (b) TBFI and AFG hereby acknowledge and agree that Baird Quality Bond is a separate investment portfolio of TBFI, that TBFI is executing this Agreement on behalf of Baird Quality Bond and that any amounts payable by TBFI under or in connection with this Agreement shall be payable solely from the revenues and assets of Baird Quality Bond.

          Section 8.5.   Amendments. This Agreement may not be amended, altered
                         ----------
or modified except by a written instrument executed by TBFI and AFG.

          Section 8.6.   Enforcement.  The parties agree irreparable damage
                         -----------
would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.
It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, in addition to any other remedy to which they are entitled at law or in equity.

          Section 8.7.   Interpretation.  When a reference is made in this
                         --------------
Agreement to a Section or Schedule, such reference shall be to a Section of, or a Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". Each representation and warranty contained in Article III or IV
                                                            -----------    --
that relates to a general category of a subject matter shall be deemed superseded by a specific representation and warranty relating to a subcategory thereof to the extent of such specific representation or warranty.

          Section 8.8.   Counterparts.  This Agreement may be executed in
                         ------------
counterparts, each of which shall be deemed an original and each of which shall constitute one and the same instrument.

          Section 8.9.   Entire Agreement; Schedules.  This Agreement, including
                         ---------------------------
the Schedules, certificates and lists referred to herein, and any documents executed by the parties simultaneously herewith or pursuant thereto, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, written or oral, between the parties with respect to such subject matter.

          Section 8.10.  Notices.  All notices, requests, demands and other
                         -------
communications hereunder shall be in writing and shall he deemed to have been duly given when delivered by hand or by overnight courier, two days after being sent by registered mail, return receipt requested, or when sent by telecopier (with receipt confirmed), provided, in the case of a telecopied notice, a copy is also sent by registered mail, return receipt requested, or by courier, addressed as follows (or to such other address as a party may designate by notice to the other):

          (a)  If to AFG:

               AIM Funds Group
               11 Greenway Plaza, Suite 1919
               Houston, Texas  77046-1173
               Attn:  Carol F. Relihan, Esq.
               Fax: (713) 993-9185

               with a copy to:

               Ballard Spahr Andrews & Ingersoll
               1735 Market Street, 51st Floor
               Philadelphia, Pennsylvania  19103-7599
               Attn:  William H. Rheiner, Esq.
               Fax:  (215) 864-8999

          (b)  If to TBFI:

               The Baird Funds, Inc.
               777 Wisconsin Avenue
               Milwaukee, Wisconsin  53202
               Attn:  Glen F. Hackmann, Esq.
               Fax:  (414) 765-3662

               with a copy to:

               Quarles & Brady
               411 East Wisconsin Avenue
               Milwaukee, Wisconsin  53202
               Attn: Conrad G. Goodkind, Esq.
               Fax: (414) 271-3552

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                    THE BAIRD FUNDS, INC., acting
                    on behalf of Baird Quality
                    Bond Fund


                    By:  /S/ M. C. LOW, JR.


                    AIM FUNDS GROUP, acting
                    on behalf of AIM Income Fund


                    By:  /S/ ROBERT H. GRAHAM




                               Schedule 3.12(a)

                      List of Contracts and Agreements.
                      ---------------------------------

      1. Investment Advisory Agreement dated September 16, 1992 between The Baird Funds, Inc. ("TBFI") and Robert W. Baird & Co. Incorporated ("Baird"), for the Quality Bond Fund ("BQB Fund").

      2. Administration Agreement dated October 1, 1992 between TBFI and Fiduciary Management, Inc.

      3.  Distribution Plan of BQB Fund.

      4. Distribution Agreement dated September 16, 1992 between TBFI and Baird for the BQB Fund.

      5. Distribution Assistance Agreement dated September 16, 1992 between TBFI and Baird for the BQB Fund.

      6. Custodian Agreement dated October 1, 1992 between TBFI and Firstar Trust Company ("Firstar").

      7.  Transfer Agent Agreement dated October 1, 1992 between TBFI and
          Firstar.

      8. Agreement dated September 14, 1994, as amended, among TBFI, Baird Blue Chip Fund, Inc. and Baird Capital Development Fund, Inc. regarding allocation of fidelity bond coverage, pursuant to Rule 17g-1(f) under the Investment Company Act of 1940.

      9.  $1,600,000 Fidelity Bond issued by Reliance Insurance Company.

      10. Articles of Incorporation of TBFI.

      11. Bylaws of TBFI.


                               Schedule 6.1(d)


                          OPINION OF COUNSEL TO TBFI


      1. TBFI is a corporation duly incorporated and validly existing under the laws of the State of Wisconsin.

      2. TBFI is an open-end, management investment company registered under the Investment Company Act of 1940.

      3. The execution, delivery and performance of the Agreement by TBFI have been duly authorized and approved by all requisite corporate action on the part of TBFI. The Agreement has been duly executed and delivered by TBFI and constitutes the valid and binding obligation of Baird Quality Bond.

      4. The BQB Shares outstanding on the date hereof have been duly authorized and validly issued, are fully paid and are non-assessable (subject to Wisconsin Business Corporation Law Section
          180.0622(2)(b)).

      5. TBFI is not required to submit any notice, report or other filing with or obtain any authorization consent or approval from any governmental authority or self regulatory organization prior to the consummation of the transactions contemplated by the Agreement.


      We confirm to you that to our knowledge after inquiry of each lawyer who is the current primary contact for TBFI or who has devoted substantive attention on behalf of TBFI during the preceding twelve months and who is still currently employed by or is currently a member of this firm, no litigation or governmental proceeding is pending or threatened in writing against Baird Quality Bond (i) with respect to the Agreement or (ii) which involves in excess of $500,000 in damages.


                               Schedule 6.2(g)

                                Tax Opinions.
                                ------------


                   (i) The transfer of the assets of Baird Quality Bond to the Portfolio in exchange for the Portfolio Shares distributed directly to the BQB Shareholders, as provided in the Agreement, will constitute a "reorganization" within the meaning of Section 368(a) of the Code and that Baird Quality Bond and AFG will each be a "party to a reorganization" within the meaning of 368(b) of the Code.

                   (ii) In accordance with Section 361(a) and Section 361(c)(1) of the Code, no gain or loss will be recognized by Baird Quality Bond as a result of such transaction.

                   (iii) In accordance with Section 1032 of the Code, no gain or loss will be recognized by the Portfolio upon the receipt of assets of Baird Quality Bond in exchange for Portfolio Shares issued directly to the BQB Shareholders

                   (iv) In accordance with Section 354(a)(1) of the Code, no gain or loss will be recognized by BQB Shareholders on issuance by AFG of Portfolio Shares in exchange for their BQB Shares.

                   (v) In accordance with Section 362(b) of the Code, the basis to the Portfolio of the assets of Baird Quality Bond transferred to it will be the same as the basis of such assets in the hands of Baird Quality Bond immediately prior to the exchange.



                   (vi) In accordance with Section 358(a) of the Code, a BQB Shareholder's basis for Portfolio Shares issued to such BQB Shareholder pursuant to Section 2.7 of the Agreement ("Issued Shares") will be the same
                 -----------
     as his basis for BQB Shares.

                   (vii) In accordance with Section 1223(1) of the Code, a BQB Shareholder's holding period for Portfolio Shares will be determined by including said BQB Shareholder's holding period for BQB Shares exchanged therefor, provided that BQB Shareholder held such BQB Shares as a capital asset.

                   (viii) In accordance with Section 1223(2) of the Code, the holding period with respect to the assets of Baird Quality Bond transferred to the Portfolio will include the holding period for such assets in the hands of Baird Quality Bond.

                   (ix) In accordance with Section 381(a)(2) of the Code, the Portfolio will succeed to and take into account the items of Baird Quality Bond described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381 through 384 of the Code and the Internal Revenue Service regulations thereunder.


                               Schedule 6.3(d)


                          OPINION OF COUNSEL TO AFG


      1. AFG is duly organized and validly existing as a business trust under the Business Trust Law of the State of Delaware.

      2. AFG is an open-end, management investment company registered under the Investment Company Act of 1940.

      3. The execution, delivery and performance of the Agreement by AFG have been duly authorized and approved by all requisite trust action on the part of AFG. The Agreement has been duly executed and delivered by AFG and constitutes the valid and binding obligation of the Portfolio.

      4. The Portfolio Shares outstanding on the date hereof have been duly authorized and validly issued, are fully paid and are non-assessable.

      5. AFG is not required to submit any notice, report or other filing with or obtain any authorization consent or approval from any governmental authority or self regulatory organization prior to the consummation of the transactions contemplated by the Agreement.


      We confirm to you that to our knowledge after inquiry of each lawyer who is the current primary contact for AFG or who has devoted substantive attention on behalf of AFG during the preceding twelve months and who is still currently employed by or is currently a member of this firm, no litigation or governmental proceeding is pending or threatened in writing against the Portfolio (i) with respect to the Agreement or (ii) which involves in excess of $500,000 in damages.